Exhibit 10(g)


                                 Award Agreement


THIS AWARD AGREEMENT (the "Agreement") is entered into as of (date) (the
"Grant Date"), by and between SPRINT CORPORATION, a Kansas corporation (together with its direct and indirect subsidiaries, "Sprint") and (First Name)
(Last Name) (the "Director"), an outside director of Sprint's board of directors for the grant of restricted stock units with respect to Sprint's FON Common Stock, par value $2.00 per share ("FON Stock"), and Sprint's PCS Common Stock, par value $1.00 per share ("PCS Stock").

IN CONSIDERATION of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.

1.       Defined Terms Incorporated from 1990 Stock Option Plan
Capitalized terms used in this Award Agreement and not defined herein shall have the meanings set forth in Sprint's 1990 Stock Option Plan.

2.       Grant of and Terms of Restricted Stock Units
Sprint hereby grants to Director under the 1997 Long-Term Stock Incentive Program (FONRSAwarded) FON restricted stock units and (PCSRSAwarded) PCS restricted stock units, subject to the restrictions, terms, and conditions set forth in this Agreement.

        (a)  Rights under Restricted Stock Units
Each restricted stock unit (an "RSU") represents the unsecured right to require Sprint to deliver to Director one share of FON Stock for each FON RSU and one share of PCS Stock for each PCS RSU. The number of shares of stock deliverable with respect to each RSU is subject to increase on payment of dividends on the underlying class of stock as set forth in Section 2(f) of this Agreement and is subject to adjustment as determined by the Compensation Committee of Sprint's board of directors (the "Committee") to the number and kind of shares of stock deliverable upon any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, or other change in the corporate structure affecting the FON Stock or PCS Stock generally.

        (b)  Vesting and Delivery Dates of RSUs
Each RSU is assigned a "vesting date" and an "initial delivery date" on the third anniversary of the Grant Date.

        (c)  Acceleration before Vesting Date
              (1)  Acceleration on Death or Total Disability
If Director ceases service with Sprint by reason of the Director's death or Total Disability, all outstanding but unvested RSUs shall become immediately vested. If Director's delivery date for an RSU is the same as the initial delivery date, the delivery date will also accelerate.

              (2)  Acceleration on Certain Terminations of Service
If Director fails to be elected or fails to be re-nominated to Sprint's Board, or terminates service on Sprint's board following Normal Retirement, all outstanding but unvested RSUs shall become immediately vested. If Director's delivery date for an RSU is the same as the initial delivery date, the delivery date will also accelerate.

              (3)  Acceleration on Change in Control
If on or after the first anniversary of the Grant Date, there is a Change in Control of Sprint Corporation, all outstanding but unvested RSUs shall become immediately vested. If Director's delivery date for an RSU is the same as the initial delivery date, the delivery date will also accelerate.


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              (4)  Limitation on Change in Control Acceleration
If acceleration pursuant to Section 2(c)(3), together with all other payments or benefits contingent on a Change in Control within the meaning of Section 280G of the Internal Revenue Code of 1986, results in any portion of the payments or benefits not being deductible by Sprint as a result of the application of
Section 280G, the acceleration of vesting or other payments or benefits shall be reduced until the entire amount thereof is deductible by Sprint. The order in which such acceleration of vesting or other payments or benefits are reduced shall be at the election of the Director.

        (d)  Forfeiture of RSUs
              (1)  On Other Terminations of Service
If Director terminates service as a director of Sprint for any reason that does not result in acceleration of vesting pursuant to Section 2(c), Director shall immediately forfeit all outstanding but unvested RSUs granted on the Grant Date.

              (2)  On Acquiring an Interest in a Competitor
If Director, without the consent of the Committee, becomes associated with (including but not limited to accepting an offer of employment or other contract with), renders services to, or owns any interest (other than an insignificant interest, as determined by the Committee) in any business that is in competition with Sprint or other business in which Sprint has a substantial interest, as determined by the Committee, the Director shall immediately forfeit all outstanding but unvested RSUs granted on the Grant Date. The decision of the Committee on any such matters shall be final and binding upon all concerned.

        (e)  Restrictions on Transfer and Delivery on Death
Director may not sell, transfer, assign, pledge, or otherwise encumber or dispose of the RSUs. Director may designate beneficiaries to receive stock if Director dies before the delivery date by so indicating on Exhibit A, which is hereby incorporated into and made a part of this agreement. If Director fails to designate beneficiaries on Exhibit A, the shares will be delivered to Director's estate.

        (f)  Accrual of Dividend Equivalents
On each date on which Sprint pays a dividend on shares of the stock underlying an RSU, the number of shares represented by each RSU will be increased by a number of whole or fractional shares equal to (a) the value of the dividend paid on the shares of stock underlying the RSU (b) divided by the Fair Market Value of one share of the underlying stock on the dividend payment date.

        (g)  Delivery on Delivery Date
As soon as practicable following the delivery date for each RSU, Sprint will deliver a certificate for the number of shares represented by all RSUs having a delivery date on the same date, and Sprint will pay Director the value of any remaining fractional share in cash in an amount equal to the Fair Market Value of one share of the underlying stock on the delivery date multiplied by the fractional share.

        (h)  Deferral of Delivery Date
Director may elect to defer the delivery date of any RSU by so electing on the attached Exhibit B. If, after execution of this Agreement, Director elects to further defer the delivery date or to defer the initial delivery date, Director may do so by delivering an election form to Sprint following the execution of this agreement at least 13 months before the then scheduled delivery date for the RSUs to which the election applies.

3.   Agreement to Remain a Director
As consideration for the grant of RSUs, Director agrees to remain a director of Sprint for a period of one year from the Grant Date. Nothing contained in this Agreement confers upon Director any right to membership on Sprint's board of directors, nor interferes in any way with the right of Sprint to remove Director in accordance with its articles of incorporation and bylaws at any time.


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4.   Other Terms and Conditions
        (a)  Director's Rights as Stockholder
Director shall have no rights as a stockholder with respect to the RSUs or the shares underlying them until Sprint delivers the shares to Director on the delivery date.

        (b)  Non-Uniformity
Director acknowledges and agrees that Sprint has the right to make grants with varying restrictions, terms, and conditions and is under no obligation to treat directors or employees uniformly under Sprint's equity compensation plans.

        (c)  Incorporation of Plans
To the extent not inconsistent with the provisions of this Agreement, the terms of the 1997 Long-Term Stock Incentive Program are hereby incorporated by this reference.

5.   Plan Information
Director hereby acknowledges having read the 1997 Long-Term Stock Incentive Program Plan Information Statements for Outside Director Restricted Stock Units.

IN WITNESS WHEREOF, Sprint has caused this Agreement to be executed by its duly authorized officer and the Director has executed the same as of the Grant Date.



                                    SPRINT CORPORATION



                                    By:
                                            Authorized Officer





                                        -------------------------------------
                                        (First Name) (Last Name), "Director"








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